Exhibit 3.1 (Marked to show changes)

AMENDED & RESTATED BY-LAWS

OF

CAMBREX CORPORATION

ARTICLE I – OFFICES

The registered office of Cambrex Corporation (the “Corporation”) in the State of Delaware shall be in the City of Wilmington, County of New Castle, State of Delaware. The Corporation shall have offices at such other places as the board of directors of the Corporation (the “Board of Directors” or the “Board”) may from time to time determine.

ARTICLE II – STOCKHOLDERS

Section 1. ANNUAL MEETING.

(a)        The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on such date as the Board of Directors shall each year fix.  Each such annual meeting shall be held at such place, if any, within or without the State of Delaware, and hour as shall be determined by the Board of Directors.  The Board may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the General Corporation Law of the State of Delaware (the “DGCL”). The day, place, if any, and hour of each annual meeting shall be specified in the notice of annual meeting.

(b)     The meeting may be adjourned from time to time and place to place until its business is completed.

(c)        At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting.  To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder.  For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation.  To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation, (i) not fewer than sixty days nor more than ninety days prior to the anniversary date of the prior year’s annual meeting or (ii) if there was no annual meeting in the prior year or if the date of the current year’s annual meeting is more than thirty days before or after the anniversary date of the prior year’s annual meeting notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the date on which such notice of the date of the annual meeting was mailed or such public disclosure was made.  In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the delivery of such notice.  A stockholder’s notice to the Secretary shall set forth, in writing, as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting, which must be a proper matter for stockholder action under the ~~Delaware General Corporation Law (the “~~DGCL~~”)~~, (b) the name and address of the stockholder proposing such business, (c) the class and number of shares of the Corporation which are, directly or indirectly, owned beneficially or of record by the stockholder or any Stockholder Associated Person (as defined below), (d) the reasons for making the proposal at the meeting and any material interest of the stockholder in such business, (e) any option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class (or, if applicable, series) of shares of stock of the Corporation or with a value derived in whole or in part from the value of any class (or, if applicable, series) of shares of stock of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (each, a “Derivative Instrument”) directly or indirectly owned beneficially or of record by such stockholder or any Stockholder Associated Person and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of stock of the Corporation of the stockholder or any Stockholder Associated Person, (f) any proxy, contract, arrangement, understanding or relationship pursuant to which such stockholder or any Stockholder Associated Person has a right to vote any securities of the Corporation, (g) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or any Stockholder Associated Person is a general partner or beneficially owns an interest in a general partner, (h) any performance-related fees (other than an asset-based fee) that such stockholder or any Stockholder Associated Person is entitled to based on any increase or decrease in the value of the shares of stock of the Corporation or Derivative Instruments and (i) whether either the stockholder intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the Corporation’s voting shares required under applicable law to carry the proposal ~~or, in the case of a director nomination or nominations, a sufficient number of holders of the Corporation’s voting shares reasonably believed by such stockholder to be sufficient to elect such nominee or nominees~~.  For purposes of these Amended and Restated By-Laws, a “Stockholder Associated Person” of any stockholder means (i) any “affiliate” or “associate” (as those terms are defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Act”)) of the stockholder that owns beneficially or of record any capital stock or other securities of the Corporation and (ii) any person acting in concert with such stockholder or any affiliate or associate of such stockholder with respect to the capital stock or other securities of the Corporation.  Notwithstanding anything in these Amended and Restated By-Laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 1.  The presiding ~~officer~~person of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 1, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

(d)       Notwithstanding the foregoing provisions of this Section 1, a stockholder shall also comply with all applicable requirements of the Act and the rules and regulations thereunder with respect to matters set forth in this Section 1.  Nothing in this Section 1 shall affect any rights, if any, of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to applicable provisions of federal law, including the Act. This Section 1 shall apply to any business that may be brought before an annual meeting of stockholders other than nominations for election to the Board at an annual or special meeting, which shall be governed by Article III, Section 1 of these Amended and Restated By-Laws.

(e)        For purposes of these Amended and Restated By-Laws, “public disclosure” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

Section 2. SPECIAL MEETINGS.

Notice of every special meeting of the stockholders of the Corporation shall state the purpose of such meeting. Except as otherwise required by law and subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or on liquidation, special meetings of the stockholders may be called only by the Chairman of the Board, the President, or the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors, and the business conducted at a special meeting of stockholders shall be limited exclusively to the business set forth in the Corporation’s notice of the meeting. The term “entire Board” as used in these Amended and Restated By-Laws means the total number of directors that the Corporation would have if there were no vacancies.

Section 3. STOCKHOLDER ACTION; HOW TAKEN.

Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders.

Section 4. NOTICE OF MEETING.

~~Notice of every meeting of the stockholders shall be given in the manner prescribed by law.~~

Whenever stockholders are required or permitted to take any action at a meeting, a notice of the meeting shall be given that shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting) and, in the case of a special meeting, the purpose or purposes for which the meeting is called.  Unless otherwise provided by law, the certificate of incorporation (as amended from time to time, the “Certificate of Incorporation”) or these Amended and Restated By-Laws, the notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at the meeting as of the record date for determining the stockholders entitled to notice of the meeting.  If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation..

Section 5. QUORUM.

(a)        Except as otherwise required by law, the ~~certificate of incorporation of the Corporation (as amended from time to time, the “~~Certificate of Incorporation~~”)~~ or these Amended and Restated By-Laws, the holders of a majority of the shares entitled to vote at any meeting of the stockholders, present in person or by proxy, shall constitute a quorum ~~and the act of the majority of such quorum shall be deemed the act of the stockholders~~.

(b)        If a quorum shall fail to attend any meeting, the ~~chairman of~~person presiding over the meeting may adjourn the meeting to another place, if any, date or time.

Section 6.  VOTING.

The voting standard for the election of directors is described in Article III, Section 2 of these Amended and Restated By-Laws. Except as otherwise required by the Certificate of Incorporation, these Amended and Restated By-Laws, the rules or regulations of any stock exchange applicable to the Corporation, or applicable law or pursuant to any regulation applicable to the Corporation or its securities, each other matter presented to the stockholders at a duly called or convened meeting at which a quorum is present shall be decided by the affirmative vote of the holders of a majority of the votes cast (excluding abstentions and broker non-votes) on such matter.

Section 7. QUALIFICATION OF VOTERS.

The Board of Directors may fix a day and hour not more than sixty nor fewer than ten days prior to the day of holding any meeting of the stockholders as the time as of which the stockholders entitled to notice of ~~and to vote at~~ such meeting shall be determined.  If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination.  Only those persons who were holders of record of voting stock at such time shall be entitled to notice of and to vote at such meeting.

Section ~~7~~8.  PROCEDURE.

(a)        The order of business and all other matters of procedure at every meeting of the stockholders may be determined by the presiding ~~officer~~person.

(b)        Meetings of the stockholders shall be presided over by the Chairman of the Board or by such other officer or director of the Corporation as designated by the Board of Directors or the Chairman of the Board.

(~~b~~c)      The Board shall appoint one or more inspectors of election to serve at every meeting of the stockholders at which directors are to be elected.

ARTICLE III – DIRECTORS

Section 1. ELECTION AND TERMS.

(a)     Subject to the Certificate of Incorporation and the rights of the holders of any series of preferred stock, directors shall hold office until the first annual meeting of stockholders following their election and until a successor shall have been elected and qualified or until the director’s prior death, resignation or removal.

(b)        Subject to the rights of holders of any series of preferred stock, nominations for the election of directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of directors generally.  However, any stockholder entitled to vote in the election of directors may nominate one or more persons for election as directors at a meeting only if (A) written notice of such stockholder’s intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than (i) with respect to an election to be held at an annual meeting of stockholders, the time periods required in Article II, Section 1(c) for a stockholder properly to bring business before an annual meeting, and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders and (B) such stockholder complies with the notice provisions in the following sentence.  Each such notice shall set forth the information required in Article II, Section 1(c) of these Amended and Restated By-Laws (except that the required information with respect to the business to be brought before the meeting contained in Article II, Section 1(c) shall be made instead with respect to the nomination of each person for election as a director at the meeting) and the following additional information: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all direct or indirect arrangements, agreements or understandings during the past three years between or concerning the stockholder and its respective affiliates or associates, or others with whom it is acting in concert, on the one hand, and each proposed nominee and his or her respective affiliates or associates and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder, on the other hand; (d) all such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission for the election of such nominee as a director; and (e) the written consent of each nominee to serve as a director of the Corporation if so elected. In addition, any nominee proposed by a stockholder shall complete a questionnaire, in a form provided by the Corporation, within 10 days of receipt of the form of questionnaire from the Corporation. Subject to the Certificate of Incorporation and applicable law, the presiding ~~officer~~person of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures.

(c)     Notwithstanding the foregoing provisions of this Section 1, a stockholder shall also comply with all applicable requirements of the Act and the rules and regulations thereunder with respect to matters set forth in this Section 1. Nothing in this Section 1 shall affect any rights, if any, of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to applicable provisions of federal law, including the Act.

(d)     Except as provided in Section 2 of this Article III, each director shall be elected by the vote of the majority of the votes cast with respect to the Director at any meeting for the election of directors at which a quorum is present; provided that if as of a date that is fourteen (14) days in advance of the date the Corporation files its definitive proxy statement (regardless of whether or not thereafter revised or supplemented) with the Securities and Exchange Commission, if the number of nominees exceeds the number of directors to be elected, the Directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. For purposes of this Section, a majority of the votes cast means that the number of votes cast “for” a director exceeds the number of votes cast against that director. The Governance Committee has established procedures under which any director who is not elected (because the number of votes cast against such director’s candidacy exceed the number of votes cast in favor of that candidacy) shall offer to tender his or her resignation to the Board of Directors. The Governance Committee will make a recommendation to the Board of Directors on whether to accept or reject the resignation, or whether other action should be taken. The Board of Directors will act on the Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results.

Section 2. NEWLY CREATED DIRECTORSHIPS AND VACANCIES.

Except as otherwise fixed pursuant to the provisions of Article IV of the Certificate of Incorporation relating to the rights of the holders of any class or series of stock to elect directors under specified circumstances, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the directors or the sole director then remaining in office, even though less than a quorum of the Board of Directors. Any directors elected in accordance with the preceding sentence shall hold office until the next succeeding annual meeting of stockholders following such director’s election and until such director’s successor shall have been elected and qualified, including in circumstances where such director’s predecessor was elected to a longer term. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

Section 3. REMOVAL; RESIGNATION.

(a)     Any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

(b)     Any director may resign at any time upon notice given in writing, including by electronic transmission, to the Corporation.

Section 4. REGULAR MEETINGS.

Regular meetings of the Board shall be held at such times and places as the Board may from time to time determine. At each regularly scheduled meeting, independent directors shall meet at regularly scheduled executive sessions. Any independent director may preside over any executive session.

Section 5. SPECIAL MEETINGS.

Special meetings of the Board may be called at any time, at any place and for any purpose by the Chairman of the Board or the President, or by any officer of the Corporation upon the request of a majority of the entire Board.

Section 6. NOTICE OF MEETING.

Notice of regular meetings of the Board need not be given.  Notice ~~of every~~to directors of the date, place and time of any special meeting of the Board of Directors shall be given to each director ~~at his usual place of business, or at such other address as shall have been furnished by him for the purpose. Such notice shall be given at least five business days before the meeting by being mailed or at~~by the Secretary of the Corporation or by the officer or one of the directors calling the meeting.  Notice may be given in person, by mail or by e-mail, telephone, telecopier or other means of electronic transmission. If the notice is delivered in person, by e-mail, telephone, telecopier or other means of electronic transmission, it shall be delivered or sent at least twenty-four hours before the ~~meeting by telephone or by being personally delivered or telegraphed or telexed or telecopied or electronically transmitted by similar means to a receiver located at the place for such notices to be delivered. Such~~time of holding of the meeting. If the notice is sent by mail, it shall be deposited in the United States mail at least five days before the time of the holding of the meeting. Such notice need not include a statement of the business to be transacted at, or the purpose of, any such meeting.

Section 7. QUORUM.

(a)        Except as may be otherwise provided by law or in these Amended and Restated By-Laws, the presence of a majority of the entire Board shall be necessary and sufficient to constitute a quorum for the transaction of business at any meeting of the Board~~, and the act of a majority of such quorum shall be deemed the act of the Board~~.

(b)        If ~~a~~  a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, if any, date, or time, without further notice or waiver thereof.

Section 8. PARTICIPATION IN MEETINGS BY CONFERENCE TELEPHONE.

Members of the Board, or of any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

Section 9.  POWERS; PROCEDURE.

The business, property and affairs of the Corporation shall be managed by or under the direction of its Board of Directors, which shall have and may exercise all the powers of the Corporation to do all such lawful acts and things as are not by law, or by the Certificate of Incorporation, or by these Amended and Restated By-Laws, directed or required to be exercised or done by the stockholders.  At any meeting of the Board of Directors, business shall be transacted in the order and manner that the Board of Directors may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided in the Certificate of Incorporation or these Amended and Restated By-Laws or required by applicable law.  Meetings of the Board of Directors shall be presided over by the Chairman of the Board, or in his absence by the person whom the Chairman of the Board shall designate, or in the absence of the foregoing persons by a chairman chosen at the meeting by the affirmative vote of a majority of the directors present at the meeting.  The Board of Directors or any committee thereof may take action without a meeting if all members thereof consent thereto in writing or by electronic transmission, and the writing or writings, or electronic transmission or electronic transmissions, are filed with the minutes of proceedings of the Board of Directors or any committee thereof.  Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 10. COMPENSATION OF DIRECTORS.

Directors shall receive such compensation for their services as shall be determined by a majority of the entire Board provided that directors who are serving the Corporation as officers or employees and who receive compensation for their services as such officers or employees shall not receive any salary or other compensation for their services as directors.

ARTICLE IV – OFFICERS

Section 1. NUMBER.

The officers of the Corporation shall be appointed or elected by the Board of Directors.  The officers shall be a ~~Chairman of the Board, a~~ Chief Executive Officer, a President, such number of vice presidents as the Board may from time to time determine, a Secretary and a Treasurer.  ~~The Chairman of the Board or, in his absence or if such office be vacant, the Chief Executive Officer, shall preside at all meetings of the stockholders and of the Board.~~  Any person may hold two or more offices~~, other than the offices of Chairman of the Board and Chief Executive Officer,~~ at the same time.  The Chairman of the Board and the Chief Executive Officer shall be chosen from among the Board of Directors, but the other officers need not be members of the Board.  No person shall serve simultaneously as both the Chief Executive Officer and the Chairman of the Board.

Section 2. ADDITIONAL OFFICERS.

The Board may appoint such other officers, agents and employees as it shall deem appropriate.

Section 3. TERMS OF OFFICE.

All officers, agents and employees of the Corporation shall hold their respective offices or positions at the pleasure of the Board of Directors and may be removed at any time by the Board of Directors with or without cause.

Section 4. DUTIES.

The officers, agents and employees shall perform the duties and exercise the powers usually incident to the offices or positions held by them respectively, and/or such other duties and powers as may be assigned to them from time to time by the Board of Directors or the Chief Executive Officer.

ARTICLE V – COMMITTEES

Section 1. EXECUTIVE COMMITTEE.

(a)     At any meeting of the Board, an Executive Committee, composed of the Chief Executive Officer and not fewer than two other members of the Board, may be designated by a majority vote of the entire Board to serve until the Board shall otherwise determine.

(b)     The Executive Committee shall have and may exercise all of the powers of the Board of Directors when the Board is not in session, except that it shall have no power to (a) elect directors; (b) alter, amend or repeal these Amended and Restated By-Laws or any resolution or resolutions of the Board of Directors relating to the Executive Committee; (c) appoint any member of the Executive Committee; or (d) take any other action which legally may be taken only by the Board.

(c)     The Executive Committee shall adopt such rules as it may see fit with respect to the calling of its meetings, the procedure to be followed thereat, and its functioning generally.

(d)     Vacancies in the Executive Committee may be filled at any time by a majority vote of the entire Board.

Section 2. OTHER COMMITTEES.

The Board of Directors may designate by a majority vote of the entire Board, one or more other committees, with such lawfully delegable powers and duties as it thereby confers, each such committee to consist of two or more directors of the Corporation, such committee to have such name as may be determined by the Board of Directors. The members of any such committee shall adopt such rules as they may see fit with respect to the calling of its meetings, the procedure to be followed thereat, and its functioning generally. The Board of Directors, by a majority vote of the entire Board, shall have power to change the members of any such committee at any time, to fill vacancies, and to discharge any such committee, either with or without cause, at any time.

ARTICLE VI – INDEMNIFICATION

Section 1. NATURE OF INDEMNITY.

(a)     The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, or a person for whom he is the legal representative, is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee, member, trustee or agent of another of another corporation, partnership, joint venture, trust, nonprofit entity or other enterprise (including, but not limited to, service with respect to employee benefit plans), or by reason of any action alleged to have been taken or omitted in such capacity, and may indemnify any person who was or is a party or is threatened to be made a party to such an action, suit or proceeding by reason of the fact that he, or a person for whom he is the legal representative, is or was or has agreed to become an employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust, nonprofit entity or other enterprise (including, but not limited to, service with respect to employee benefit plans), against all liability and loss suffered (including, but not limited to, expenses (including, but not limited to, attorneys’ fees and expenses), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding had no reasonable cause to believe his conduct was unlawful; except that in the case of an action or suit by or in the right of the Corporation to procure a judgment in its favor (1) such indemnification shall be limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person in the defense or settlement of such action or suit, and (2) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

(b)     The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Section 2. SUCCESSFUL DEFENSE.

To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 hereof or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

Section 3. DETERMINATION THAT INDEMNIFICATION IS PROPER.

Any indemnification of a director or officer of the Corporation under Section 1 hereof (unless ordered by a court) shall be made by the Corporation unless it has been established by a final, ~~non-appearlable~~non-appealable judgment by a court of competent jurisdiction that such director or officer has not met the applicable standard of conduct set forth in Section 1 hereof. Any indemnification of an employee or agent of the Corporation under Section 1 hereof (unless ordered by a court) may be made by the Corporation upon a determination that indemnification of the employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1 hereof, such determination to be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

Section 4. ADVANCE PAYMENT OF EXPENSES.

Expenses incurred by a director or officer in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article VI. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate. The Board of Directors may authorize the Corporation’s counsel to represent such director, officer, employee or agent in any action, suit or proceeding, whether or not the Corporation is a party to such action, suit or proceeding.

Section 5. PROCEDURE FOR INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Any indemnification of a director or officer of the Corporation under Sections 1 and 2, or advance of costs, charges and expenses to a director or officer under Section 4 of this Article VI, shall be made promptly, and in any event within 30 days, upon the written request of the director or officer. If a determination by the Corporation that the director or officer is entitled to indemnification pursuant to this Article VI is required, and the Corporation fails to respond within sixty days to a written request for indemnity, the Corporation shall be deemed to have approved such request. If the Corporation denies a written request for indemnity or advancement of expenses, in whole or in part, or if payment in full pursuant to such request is not made within 30 days, the right to indemnification or advances as granted by this Article VI shall be enforceable by the director or officer in any court of competent jurisdiction. Such person’s costs and expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Section 4 of this Article VI where the required undertaking, if any, has been received by the Corporation) that the claimant has not met the standard of conduct set forth in Section 1, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1, nor the fact that there has been an actual determination by the Corporation (including its Board of Directors, its independent legal counsel and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 6. SURVIVAL; PRESERVATION OF OTHER RIGHTS.

(a)     The foregoing indemnification provisions shall be deemed to be a contract between the Corporation and each director, officer, employee and agent who serves in any such capacity at any time while these provisions as well as the relevant provisions of the DGCL are in effect and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action, suit or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such a “contract right” may not be modified retroactively without the consent of such director, officer, employee or agent.

(b)     The indemnification provided by this Article VI shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 7. INSURANCE.

The Corporation shall purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him on his behalf in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article VI, provided that such insurance is available on acceptable terms, which determination shall be made by a vote of a majority of the entire Board of Directors.

Section 8. SEVERABILITY.

If this Article VI or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director or officer and may indemnify each employee or agent of the Corporation as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article VI that shall not have been invalidated and to the fullest extent permitted by applicable law.

ARTICLE VII – SEAL

The corporate seal shall bear the name of the Corporation, the date 1983 and the words “Corporate Seal, Delaware”.

ARTICLE VIII – MANNER OF NOTICE

Without limiting the manner by which notice otherwise may be given effectively to stockholders pursuant to the DGCL, the Certificate of Incorporation or these Amended and Restated By-Laws, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these Amended and Restated By-Laws shall be effective if given by a form of electronic transmission.

Any notice given pursuant to the preceding paragraph shall be deemed given (a) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (b) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (c) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (i) such posting and (ii) the giving of such separate notice; and (d) if by any other form of electronic transmission, when directed to the stockholder.

An affidavit of the Secretary or an assistant secretary of the Corporation or of the transfer agent or other agent of the Corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

For the purposes of these Amended and Restated By-Laws, an “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

ARTICLE IX – FORUM SELECTION

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery (the “Chancery Court”) of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or stockholder of the Corporation to the Corporation or to the Corporation’s stockholders, (iii) any action arising pursuant to any provision of the DGCL or the Certificate of Incorporation or these Amended and Restated By-Laws (as either may be amended from time to time) or (iv) any action asserting a claim against the Corporation governed by the internal affairs doctrine. If any action the subject matter of which is within the scope of the preceding sentence is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (a) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the preceding sentence and (b) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

ARTICLE ~~VIII~~X – AMENDMENTS

These Amended and Restated By-Laws may be altered, amended or repealed in accordance with the Certificate of Incorporation.